Exhibit 99.1

TMTG Reports Third Quarter 2024 Results

~ Ended Third Quarter with $673 Million in Cash/Investments and No Debt ~

~ Activated Proprietary TV Content Delivery Network in Multiple Nodes Across the Nation ~

~ Released Truth+ TV Streaming Apps for iOS, Android Devices and Connected TV Sets ~

~ Exploring Further Growth Avenues Including Mergers/Acquisitions ~

SARASOTA, Fla., November 5, 2024—Trump Media and Technology Group Corp. (Nasdaq: DJT) (“TMTG” or the “Company”), operator of the social media platform Truth Social, is announcing financial results for the fiscal quarter ending on September 30, 2024, and will also file its 10-Q with the Securities and Exchange Commission (the “SEC”) today. TMTG’s quarterly report and accompanying financial statements were reviewed by its independent registered public accounting firm Semple, Marchal & Cooper, LLP.

In the third quarter, TMTG continued to strengthen its balance sheet. As of September 30, 2024, TMTG’s balance of cash, cash equivalents, and short-term investments was $672.9 million with no debt. With its strong balance sheet, the Company believes it is well-positioned to further develop and expand its new TV streaming platform, Truth+. During the third quarter, TMTG rolled out Truth+ rapidly and comprehensively, including the launch of a proprietary multi-site content delivery network to transmit TV streaming programming, the release of Truth+ on the Web, and the release of native apps for iOS devices, Android devices, and several connected TV systems.

As of October 15, 2024, the Company had approximately 650,000 shareholders with a unique profile overwhelmingly comprising retail investors—only roughly 2,100 investors owned more than 5,000 shares, and fewer than 1,000 investors owned more than 10,000 shares.

“This has been an extraordinary quarter for the Company, for Truth Social users, and for our legion of retail investors who support our mission to serve as a beachhead for free speech on the Internet” TMTG CEO Devin Nunes said. “Since announcing our agreement in July 2024 to acquire TV streaming technology, in less than four months, we’ve built our own nationwide TV content distribution network, introduced live TV streaming on the Truth Social platform, and launched our own OTT TV service, Truth+, on the Web and with native apps for iOS, Android, and connected TVs. Even as we continue to enhance the Truth Social site, we’ve expanded our core ecosystem in our effort to make Truth Social a central hub for news, entertainment, and discussion. Additionally, by establishing our proprietary content delivery network and overall tech stack, we are maximizing our independence from Big Tech. These actions are not the end of our expansion but merely the beginning, as TMTG continues to explore additional possibilities for growth such as potential mergers and acquisitions with companies that would benefit from Trump Media technology and branding, including in the realm of fintech.”

In the third quarter, the Company had an operating loss of $23.7 million and a net loss of $19.2 million. These figures incorporate $12.1 million in legal fees, including costs related to TMTG’s  August 2024 acquisition of TV streaming technology and residual legal fees related to TMTG’s March 2024 merger. The figures also include $3.9 million in research and development spend.

TMTG earned $1.0 million in revenue for the third quarter in addition to $4.7 million in interest income. At this stage of the Company’s development, its revenues largely comprise early-stage revenue tied to emerging advertising initiatives on the Truth Social platform and other advertising initiatives now being tested with various partners. By successfully creating the physical infrastructure and acquiring the technology to introduce TV streaming on numerous platforms, the Company believes it has laid the foundation for Truth+ to become a major driver of long-term earnings and shareholder value, and for TMTG to robustly expand its ecosystem beyond the social media component of the Truth Social platform.

With its strong balance sheet anchored by a robust cash balance and zero debt, the Company believes it has sufficient working capital to fund operations for the foreseeable future.

TV Streaming Update

In the third quarter of 2024, TMTG expanded its core offerings by introducing Truth+ TV streaming.

To power Truth+, TMTG built and activated its own TV content delivery network in multiple nodes nationwide. TMTG’s ultra-fast streaming technology is powered through specially designed infrastructure with its own servers, routers, and software stack. This gives TMTG full control over its end to end streaming tech delivery stack, consistent with the goal of rendering the service uncancellable by Big Tech.

After adding live TV channels to the Truth Social platform, TMTG introduced the full slate of TV streaming programming, incorporating both live TV and video on demand, on the Web. It also released native Truth+ apps for Android and iOS devices, as well as connected TV apps for Apple TV, Android TV, and Amazon Fire TV. In the near future, TMTG plans to introduce Truth+ native apps for additional connected TV platforms including Samsung, LG, and Roku.

Truth+ provides ultra-fast TV streaming and cutting-edge features including live TV rewind with visual thumbnails, catch-up TV for up to seven days, network DVR, and a Spanish language interface option.

TMTG is currently expanding both its video on demand catalogue and its live TV selection, having most recently added PureFlixTV and Great American Adventures TV to its live TV programming. The Company expects to continue expanding its streaming options as the rollout proceeds, focusing on news, entertainment, faith-based content, weather, documentaries, and children’s content.

TMTG anticipates that, as the rollout progresses, the Company will continue to stress and beta test the streaming technology while collecting input from users and to announce when testing is finished and the rollout is complete.

About TMTG

The mission of TMTG is to end Big Tech’s assault on free speech by opening up the Internet and giving people their voices back. TMTG operates Truth Social, a social media platform established as a safe harbor for free expression amid increasingly harsh censorship by Big Tech corporations, as well as Truth+, a TV streaming platform focusing on family-friendly live TV channels and on-demand content.

Investor Relations Contact

Shannon Devine (MZ Group | Managing Director - MZ North America)
Email: shannon.devine@mzgroup.us

Media Contact

press@tmtgcorp.com

Cautionary Statement About Forward-Looking Statements

This press release includes forward-looking statements regarding, among other things, the plans, strategies, and prospects, both business and financial, of TMTG. We have based these forward-looking statements on our current expectations and projections about future events, including potential merger & acquisition activity, the rollout of products and features, the future plans, timing and potential success of the streaming services under the CDN. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “soon,” “goal,” “intends,” or similar expressions. Forward-looking statements are not guarantees of future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations that we describe in our forward-looking statements. There may be events in the future that we are not accurately able to predict, or over which we have no control.